NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE     CONTACT:    Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. Berkley Corporation Reports Third Quarter 2026 Results
Return on Equity of 18.4% and Operating Return on Equity of 18.8%;
Pre-Tax Underwriting Income for the Insurance Segment Grew 10.6%;
Quarterly Net Investment Income Grew to $383.5 Million Driven by Core Portfolio Increase of 12.0%
Greenwich, CT, October 19, 2026 - W. R. Berkley Corporation (NYSE: WRB) today reported its third quarter 2026 results.
Summary Financial Data
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2026	2025	2026	2025

Gross premiums written	$3,951,788	$3,836,256	$11,881,554	$11,497,964
Net premiums written	3,267,602	3,226,930	9,872,182	9,711,672

Net income to common stockholders	446,005	511,032	1,413,483	1,329,892
Net income per diluted share	1.14	1.28	3.60	3.32

Operating income (1)	456,541	440,198	1,467,749	1,280,364
Operating income per diluted share (1)	1.17	1.10	3.73	3.20

Return on equity (2)	18.4%	24.3%	19.4%	21.1%
Operating return on equity (1) (2)	18.8%	21.0%	20.2%	20.3%
(1)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses) and related expenses and after-tax net foreign currency gains (losses).
(2)Return on equity and operating return on equity represent net income and operating income, respectively, expressed on an annualized basis as a percentage of beginning of year common stockholders’ equity.

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Third quarter highlights included:
•Return on equity of 18.4% and operating return on equity of 18.8%.
•Pre-tax underwriting income for the Insurance segment grew 10.6% to $237.7 million.
•Net investment income grew to $383.5 million driven by core portfolio increase of 12.0%.
•Gross and net premiums written for the Insurance segment grew 4.9% and 3.2%, respectively.
•Operating income of $456.5 million grew 6.4% on a per share basis to $1.17.
•The current accident year combined ratio before catastrophe losses of 2.7 loss ratio points was 88.1% and reported combined ratio was 90.8%.
•Average rate increases excluding workers' compensation were approximately 4.0%.

Commenting on the Company's performance, W. Robert Berkley, Jr., chairman, chief executive officer, and president, said:

The Company delivered another excellent quarter, generating an annualized 18.8% operating return on beginning-of-year stockholders’ equity. These results demonstrate the continuing strength in how we manage our specialty insurance underwriting, as well as our investment portfolio.
Our underwriting results have consistently been outstanding due to our unwavering commitment to rate adequacy and attention to terms and conditions. As the cycles for various product lines have decoupled, the breadth of our offering through our 60 specialty businesses allows for greater stability. Our long-term view and disciplined approach produced a strong 88.1% accident year combined ratio, excluding catastrophe losses.
Our investment portfolio continues to be a great contributor to our economic model, with the domestic fixed-maturity portfolio serving as the primary driver. Income from fixed-maturity securities increased 10.3% over the corresponding period a year ago. The credit quality of our portfolio remains excellent, with an average strong AA- rating, and reinvestment yields continue to meaningfully exceed our portfolio’s book yield.
Our disciplined approach to capital management remains unchanged. We returned a total of $728.6 million to shareholders year-to-date, which includes $435.1 million of share repurchases, while preserving substantial flexibility to support future opportunities.
The strong prevailing interest rate tailwind has set investment income on a path to greater earnings contributions, and greater utilization of technology is enabling us to further leverage our underwriting and claims expertise. We believe we remain well-positioned to continue delivering attractive long-term risk-adjusted returns and creating long-term value for our shareholders.

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Webcast Conference Call
    The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on October 19, 2026, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at https://ir.berkley.com/events-and-presentations/default.aspx. Please log on early to register. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call. Additional financial information can be found on the Company's website at https://ir.berkley.com/investor-relations/financial-information/quarterly-results/default.aspx.
About W. R. Berkley Corporation
    Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance & Monoline Excess.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2026 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, foreign government bonds, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy-related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts, including claims for cybersecurity-related risks; the increasing use of artificial intelligence technologies by us or third-parties on which we rely could expose us to technological, security, legal, and other risks; natural and man-made catastrophic losses, including as a result of terrorist activities or the ongoing conflict with Iran; the risk of future pandemics, as well as the continuing effects of the COVID-19 pandemic; the impact of climate-related risks, which may alter the frequency and increase the severity of catastrophe events; general economic and market activities, including inflation, the risk of recession, changing interest rates, the impact of tariffs and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response to such conditions, on our results and financial condition; foreign currency and political risks relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2019; the ability or willingness of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; cybersecurity breaches of our information technology systems and the information technology systems of our vendors and other third parties, or related processes and systems; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2026 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

# # #

W. R. Berkley Corporation        5

Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2026	2025	2026	2025
Revenues:
Net premiums written	$3,267,602	$3,226,930	$9,872,182	$9,711,672
Change in net unearned premiums	(53,998)	(70,548)	(356,017)	(444,724)
Net premiums earned	3,213,604	3,156,382	9,516,165	9,266,948
Net investment income	383,537	351,238	1,206,585	1,090,833
Net investment (losses) gains:
Net realized and unrealized (losses) gains on investments	(17,541)	78,800	(88,301)	125,044
Change in allowance for credit losses on investments	(764)	160	(969)	1,244
Net investment (losses) gains	(18,305)	78,960	(89,270)	126,288
Revenues from non-insurance businesses	130,824	150,335	421,802	408,083
Insurance service fees	28,615	30,924	87,464	92,610
Other income	536	397	2,518	1,681
Total Revenues	3,738,811	3,768,236	11,145,264	10,986,443
Expenses:
Loss and loss expenses	1,998,469	1,968,857	5,895,026	5,825,073
Other operating costs and expenses	1,009,559	975,333	3,006,138	2,964,550
Expenses from non-insurance businesses	124,845	144,176	383,428	392,976
Interest expense	31,614	31,760	95,052	95,265
Total expenses	3,164,487	3,120,126	9,379,644	9,277,864
Income before income tax	574,324	648,110	1,765,620	1,708,579
Income tax expense	(125,999)	(136,141)	(349,414)	(378,551)
Net Income before noncontrolling interests	448,325	511,969	1,416,206	1,330,028
Noncontrolling interest	(2,320)	(937)	(2,723)	(136)
Net income to common stockholders	$446,005	$511,032	$1,413,483	$1,329,892

Net income per share:
Basic	$1.15	$1.29	$3.62	$3.35
Diluted	$1.14	$1.28	$3.60	$3.32

Average shares outstanding (1):
Basic	388,750	397,220	390,044	397,056
Diluted	391,337	400,204	392,992	400,306

(1)Basic shares outstanding consist of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust). Diluted shares outstanding consist of the weighted average number of basic and common equivalent shares outstanding during the period.

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1)

	Third Quarter		Nine Months
	2026	2025	2026	2025
Insurance:
Gross premiums written	$3,560,309	$3,393,023	$10,724,644	$10,216,863
Net premiums written	2,899,016	2,809,743	8,802,716	8,517,901
Net premiums earned	2,861,882	2,773,009	8,453,404	8,144,300
Pre-tax income	523,358	474,538	1,626,594	1,496,715
Loss ratio	63.3%	63.9%	63.4%	63.9%
Expense ratio	28.4%	28.4%	28.4%	28.1%
GAAP Combined ratio	91.7%	92.3%	91.8%	92.0%

Reinsurance & Monoline Excess:
Gross premiums written	$391,479	$443,233	$1,156,910	$1,281,101
Net premiums written	368,586	417,187	1,069,466	1,193,771
Net premiums earned	351,722	383,373	1,062,761	1,122,648
Pre-tax income	133,265	144,008	421,476	391,687
Loss ratio	53.2%	51.3%	50.2%	55.5%
Expense ratio	30.2%	29.8%	30.2%	29.1%
GAAP Combined ratio	83.4%	81.1%	80.4%	84.6%

Corporate and Eliminations:
Net investment (losses) gains	$(18,305)	$78,960	$(89,270)	$126,288
Interest expense	(31,614)	(31,760)	(95,052)	(95,265)
Other expenses	(32,380)	(17,636)	(98,128)	(210,846)
Pre-tax (loss) Income	(82,299)	29,564	(282,450)	(179,823)

Consolidated:
Gross premiums written	$3,951,788	$3,836,256	$11,881,554	$11,497,964
Net premiums written	3,267,602	3,226,930	9,872,182	9,711,672
Net premiums earned	3,213,604	3,156,382	9,516,165	9,266,948
Pre-tax income	574,324	648,110	1,765,620	1,708,579
Loss ratio	62.2%	62.4%	61.9%	62.9%
Expense ratio	28.6%	28.5%	28.6%	28.2%
GAAP Combined ratio	90.8%	90.9%	90.5%	91.1%

(1)Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

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Supplemental Information
(Amounts in thousands)

	Third Quarter		Nine Months
	2026	2025	2026	2025
Net premiums written:
Other liability	$1,133,295	$1,092,550	$3,500,195	$3,419,802
Short-tail lines (1)	672,040	663,017	2,037,403	1,969,507
Auto	438,702	416,956	1,318,370	1,254,788
Workers' compensation	332,615	330,181	1,008,499	1,011,679
Professional liability	322,364	307,039	938,249	862,125
Total Insurance	2,899,016	2,809,743	8,802,716	8,517,901
Casualty (2)	144,164	192,694	465,098	568,412
Property (2)	116,983	119,671	336,880	367,755
Monoline excess	107,439	104,822	267,488	257,604
Total Reinsurance & Monoline Excess	368,586	417,187	1,069,466	1,193,771
Total	$3,267,602	$3,226,930	$9,872,182	$9,711,672

Current accident year losses from catastrophes:
Insurance	$82,911	$69,826	$218,171	$218,073
Reinsurance & Monoline Excess	3,021	8,691	5,807	70,785
Total	$85,932	$78,517	$223,978	$288,858

Net Investment income:
Core portfolio (3)	$369,122	$329,508	$1,094,519	$974,811
Investment funds	2,123	5,421	70,435	59,713
Arbitrage trading account	12,292	16,309	41,631	56,309
Total	$383,537	$351,238	$1,206,585	$1,090,833

Net realized and unrealized (losses) gains on investments:
Net realized gains (losses) on investments	$27,831	$69,210	$(20,425)	$31,877
Change in unrealized (losses) gains on equity securities	(45,372)	9,590	(67,876)	93,167
Total	$(17,541)	$78,800	$(88,301)	$125,044

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$919,125	$900,312	$2,717,653	$2,620,657
Insurance service expenses	24,570	22,711	73,204	70,245
Net foreign currency (gains) losses	(5,122)	(12,009)	(20,159)	62,765
Other costs and expenses	70,986	64,319	235,440	210,883
Total	$1,009,559	$975,333	$3,006,138	$2,964,550

Cash flow from operations	$731,333	$1,139,860	$2,199,237	$2,587,484

Reconciliation of net income to operating income:
Net income	$446,005	$511,032	$1,413,483	$1,329,892
Pre-tax investment losses (gains), net of related expenses	18,551	(78,305)	89,270	(125,985)
Pre-tax net foreign currency (gains) losses	(5,122)	(12,009)	(20,159)	62,765
Income tax (benefit) expense	(2,893)	19,480	(14,845)	13,692
Operating income after-tax (4)	$456,541	$440,198	$1,467,749	$1,280,364
(1)Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery, high net worth homeowners and other lines.
(2)Includes reinsurance casualty and property and certain program management business.
(3)Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(4)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses) and after-tax net foreign currency gains (losses). Net investment gains (losses) are computed net of related expenses, including performance-based compensatory costs associated with realized investment gains. Management believes this measurement provides a useful indicator of trends in the Company's underlying operations.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	September 30, 2026	December 31, 2025

Net invested assets (1)	$33,952,861	$33,173,381
Total assets	45,675,961	43,926,843
Reserves for losses and loss expenses	23,610,579	22,207,773
Senior notes and other debt	1,827,874	1,829,198
Subordinated debentures	1,011,066	1,010,527
Common stockholders' equity (2)	9,610,213	9,700,818
Common stock outstanding (3)	371,448	377,156
Book value per share (4)	25.87	25.72
Tangible book value per share (4)	25.27	25.11

(1)Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.
(2)As of September 30, 2026, reflected in common stockholders' equity are after-tax unrealized investment losses of $928 million and unrealized currency translation losses of $320 million. As of December 31, 2025, reflected in common stockholders' equity are after-tax unrealized investment losses of $125 million and unrealized currency translation losses of $326 million.
(3)During the nine months ended September 30, 2026, the Company repurchased 6,465,878 shares of its common stock for $435.1 million. During the three months ended September 30, 2026, the Company repurchased 309,508 shares of its common stock for $21.1 million. The number of shares of common stock outstanding excludes shares held in a grantor trust (17,378,810 shares).
(4)Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding. Adjusted book value per share and adjusted tangible book value per share, including shares held in a grantor trust are $24.72 and $24.14, respectively.

W. R. Berkley Corporation        9
Investment Portfolio
September 30, 2026
(Amounts in thousands, except percentages)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$4,589,338	13.5%
State and municipal:
Special revenue	935,495	2.8%
State general obligation	203,787	0.6%
Local general obligation	166,550	0.5%
Corporate backed	126,644	0.4%
Pre-refunded	63,969	0.2%
Total state and municipal	1,496,445	4.5%
Mortgage-backed securities:
Agency	3,954,880	11.6%
Residential - Prime	179,792	0.5%
Commercial	170,177	0.5%
Residential - Alt A	1,090	0.0%
Total mortgage-backed securities	4,305,939	12.6%
Asset-backed securities	4,188,774	12.3%
Corporate:
Industrial	3,876,539	11.4%
Financial	3,606,285	10.6%
Utilities	1,731,263	5.1%
Other	186,842	0.6%
Total corporate	9,400,929	27.7%
Foreign government	2,021,727	6.0%
Total fixed maturity securities (1)	26,003,152	76.6%
Equity securities available for sale:
Common stocks	884,723	2.6%
Preferred stocks	578,372	1.7%
Total equity securities available for sale	1,463,095	4.3%
Cash and cash equivalents (2)	2,038,618	6.0%
Investment funds	1,450,995	4.3%
Arbitrage trading account	1,407,586	4.1%
Real estate	1,318,367	3.9%
Loans receivable	271,048	0.8%
Net invested assets	$33,952,861	100.0%

(1)Total fixed maturity securities had an average rating of AA- and an average duration of 3.3 years, including cash and cash equivalents and arbitrage trading account.
(2)Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.